EMPLOYMENT AGREEMENT

     This Agreement made and entered into this 27th day of August, 1996, by and between New York Health Care, Inc., a New York corporation, with its principal place of business at 1667 Flatbush Avenue, Brooklyn, New York 11210, (hereinafter "Employer" or the "Company"), and Gilbert Barnett, an individual whose residential address is at 3 Terrace Circle, Great Neck, New York 11021 (hereinafter "Employee").

                              W I T N E S S E T H :

     WHEREAS, Employer is engaged in the business of home health care;

     WHEREAS, Employee possesses skills, knowledge, abilities and experience which Employer wishes to continue to avail itself of; and

     WHEREAS, Employer wishes to continue the employment of Employee;

     NOW, THEREFORE, in consideration of the mutual covenants as set forth herein:

                      THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Employment. Employer hereby shall employ Employee as the Chief Financial Officer of the Company and to perform such additional duties and services as may be assigned to him pursuant to Paragraph 3 hereof. Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

     2. Term. The term of employment of Employee hereunder shall be for the period commencing as of August 1, 1996 and ending at the close of business July 30, 1999. Employer will give Employee written notice of any intention to renew this Agreement on or before May 30, 1999.

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     3.   Duties.

          (A) Employee's duties shall include overseeing and directing the Company's financial and accounting activities, and generally promoting and facilitating the Company's business objectives. For purposes of this paragraph, Employer's subsidiaries, if any, are also encompassed in the term "Company".

          (B) During the term of this Agreement, Employee shall perform such additional services as shall from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or Chief Operating Officer of Employer and which are consistent with the duties reasonably assigned to the Chief Financial Officer of such size Company.

          (C) Employee shall devote his entire business time and attention, energy, and skill to the business of Employer. Notwithstanding the foregoing, Employee may take all necessary and appropriate action to maintain his registrations  and  licences  as an NASD  Registered  Representative  and a CFTC
Commodity Trading Advisor in compliance with all applicable rules and regulations, provided, however, that he will not engage in the rendering of any advice or in the the execution of any transactions in the securities of the Employer without prior clearance by the Employer' attorneys.

          (D) Employee shall provide to the Employer not less than four (4) weeks written notice of his intention to resign from his employment.

     4.   Annual Compensation; Bonus; Supplemental Compensation.

          (A) For his services to Employer during the term of this Agreement, Employee's annual salary shall be Eighty Thousand Dollars ($80,000) (hereinafter "Annual Base Compensation"). The Annual Base Compensation may be increased at the discretion of the Employer's Compensation

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Committee,  commencing on April 1, 1997 (the "Anniversary  Date") and continuing on the Anniversary Date in each year thereafter during the term of this Agreement.

          (B) Employee shall be granted participation in the Company's 401(k) Plan, as well as all other benefits available to other employees of the Company.

     5. Expenses. Employer will reimburse Employee or cause him to be reimbursed for all ordinary and necessary traveling expenses and other disbursements incurred by him for or on behalf of Employer in the performance of his duties hereunder, and will reimburse him for his professional dues and continuing professional education expenses up to a maximum of $1,000 per year. For such purposes Employee shall submit to Employer periodic reports of such expenses and other disbursements at least once in each calendar quarter.

     6. Vacation Time. Employee shall be entitled to two (2) weeks vacation during the first year of the term of this Agreement and three (3) weeks in each subsequent year of this Agreement, which vacations shall be at such time or times and for such periods as Employee shall choose, consistent with the reasonable performance of his duties hereunder.

     7.   Employer's Right to Terminate.

          (A) Employer shall have the right to terminate this Agreement, without Cause, at any time. In the event of such termination without Cause, the Employee's then Annual Base Compensation, as provided in paragraph 4 above, shall be paid for a period of two (2) months. In this instance, "Annual Base Compensation" shall include compensation for accrued but unused vacation time during the year in which termination occurs, prorated for the remaining portion of that year.

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          (B) Employer  shall have the right to  terminate  this  Agreement  for
Cause at any time during the period of this Agreement. "Cause," for all purposes for this Agreement, will be defined as follows:

          (i)  the death of Employee;

          (ii) the disability of Employee, said term being defined as Employee becoming physically or mentally incapable of fully performing the services required of him in accordance with his obligations hereunder, and such incapacity continuing, or being reasonably expected to continue, for more than three (3) months during any period of twelve (12) months;

          (iii) dishonest or illegal conduct of Employee;

          (iv) unethical conduct of Employee or failure to perform his material duties and obligations under this Agreement after thirty (30) days prior written notice of such unethical conduct or failure; or

          (v) any use of illegal drugs or abuse of substances involving alcohol or prescription drugs.

In event of termination for cause, the Employee's then Annual Base Compensation and benefits, as provided in paragraph 4, above, shall be paid for a period of two (2) weeks following termination, except that in the case of a termination pursuant to paragraphs 7 (iii), (iv) and (v), such compensation and benefits shall be paid only to the date of termination, plus all earned and accrued benefits, and reimbursement of expenses incurred by him for and on its behalf. Except for those duties and obligations stated in paragraphs 8, 9 (B) and 9(C), any and all of Employer's other duties and

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obligations  shall  immediately be extinguished and made null and void and of no further force and effect.

     8.   Confidentiality.

          (A) Employee understands and acknowledges that as a result of Employee's employment with Employer and involvement with the business of
Employer, he shall necessarily become informed of and have access to, confidential information of Employer including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of Employer to be held by Employee in trust and solely for Employer's benefit and Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity or use any of Employer's confidential information, without its written consent of the Board of Directors, except for use on behalf of the Company in connection with its business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employer.

          (B) Upon the termination of his employment with Employer for any reason, Employee shall promptly deliver to it all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to Employer's business which are in Employee's possession or control. Employer shall reimburse Employee for any packing or moving costs reasonably incurred by him in connection with the foregoing delivery.

     9. Non-Competition; Restrictive Covenants and Confidentiality; Injunctive Relief.

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          (A) During the term of his employment  with Employer  pursuant to this
Agreement,  or any renewal thereof,  Employee shall not,  directly or indirectly
whether  as  principal,   agent,  shareholder,   employee,   officer,  director,
consultant, joint-venturer, partner or otherwise, own, manage, operate, join, control or participate in the ownership, management, operation or control of, render any services to or be connected in any manner with any business which is in direct competition with or is of the type or character of any business engaged in by Employer or which offers, sells or markets products, projects or services that directly compete with products, projects or services offered by Employer or any of its subsidiaries or affiliates, irrespective of whether
Employee's involvement shall be as an officer, owner, employee, partner, joint-venturer, consultant, agent or other participant; provided, however, that the foregoing shall not restrict Employee from making an investment in any company the securities of which are listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not equal or exceed five percent (5%) of the total number of outstanding shares of common stock of such company.

          (B) For a period of up to one (1) year after the expiration or termination of his employment with Employer without cause, as the Employer in its sole discretion may elect in writing upon such expiration or termination, or for a period of one (1) year after termination for cause, Employee shall not, directly or indirectly, whether as principal, agent, shareholder, employee, officer, director, joint-venturer, partner, consultant or otherwise, render any services to or with any company, firm or individual which competes in any way with Employer in a business actually engaged in or being actively developed by it, provided that in the event of expiration or a termination without cause the Employer pays to the Employee fifty percent (50%) of his Annual Base Compensation during the period of the restriction.

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          (C)  For a  period  of  one  (1)  year  following  the  expiration  or termination of his employment with Employer for any reason, Employee shall not, directly or indirectly, whether as principal, agent, shareholder, employee, officer, director, joint-venturer, partner, consultant or otherwise, solicit, raid, entice or induce any person who is, or was at the time of such termination
or  at  any  time  within  the  six-month  period  immediately   preceding  such
termination, an employee of Employer to terminate his or her employment with the Employer or become employed by any other person, firm or corporation, and he will not approach any such employee for such purpose or authorize or knowingly approve the taking of such action by other persons to become employed in a business who or which are actively engaged in a competitive business.

     10. Assignability and Binding Effect. The rights and obligations arising under this Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of Employee and shall inure to the benefit of and be binding upon Employer, upon its successors and assigns, but neither this Agreement nor the rights or obligations of Employee hereunder may be assigned, pledged, hypothecated or otherwise transferred by Employee in whole or in part to another person, firm or corporation nor may the obligations of Employee hereunder be delegated.

     11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, prepaid and return receipt requested, to the other party hereto at his or its mailing address as set forth at the beginning of this Agreement, and in the case of Employer with copies to William J. Davis, Esq., Scheichet & Davis, P.C., 505 Park Avenue, New York, New York 10022. Either party may change the address to

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which such  communications  hereunder  shall be sent by  sending  notice of such change to the other party as herein provided.

     12. Representations by Employee and Employer. Employee hereby represents and warrants that he is not a party to any other agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment with Employer in accordance with the terms and conditions of this Agreement. Employer hereby represents and warrants that this Agreement has been properly authorized by all necessary corporate action and, when and if, fully executed, will be binding and enforceable upon the Company in accordance with its terms except for the application of the laws of insolvency and bankruptcy as they may otherwise affect such Agreement. Employer further represents and warrants that no other contract, agreement, provision of its certificate of incorporation or bylaws, debt obligation, law, regulation or court or administrative order prevents it from entering into, or conflicts with, this Agreement.

     13. Waiver. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation, whether singular in nature or not.

     14. Prior Agreements; Complete Understanding; Amendment. This Agreement cancels and supersedes any and all prior agreements and understandings, if any, between the parties hereto regarding the services of Employee to Employer and constitutes the complete understanding between the parties with respect to the employment of Employee hereunder and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. Employee acknowledges that he has been afforded the right to review this Agreement with

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legal  counsel prior to the  execution of this  Agreement,  and that he has been encouraged to do so. This Agreement shall not be altered, modified or amended except by written instrument signed by each of the parties hereto.

     15. Headings. The headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

     16.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same agreement.

     17. Arbitration. Any dispute, controversy or claim with respect to the enforcement of the provisions of paragraph 7(B)(iv) of this Agreement or the performance or breach of such provision shall be settled exclusively by arbitration conducted in the English language in New York, New York in accordance with the arbitration rules of the American Arbitration Association by a panel of three neutral arbitrators appointed in accordance with such rules. In any such arbitration proceeding, the arbitrators shall have the authority to order specific performance of an act by any party to such proceeding, in addition to or in lieu of monetary damages. The parties to this Agreement hereby consent to the jurisdiction of the court's of the State of New York in Nassau County.

     18. Indemnification. The Employer shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Employee so that he shall not be personally liable to the Registrant or its stockholders or third parties for monetary damages for breach of fiduciary duty, and against all expense, liability and loss reasonably incurred or suffered by such person in connection with his duties and acts hereunder, together with the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition.

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     19.  Governing  Law;  Construction  with Existing Law;  Severability.  This
Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. It is the intention of the parties hereto that all terms and conditions of this Agreement are in compliance with the laws and regulations of the state of New York, and nothing in this Agreement shall be construed to be in derogation of the laws, rules and regulations thereof. If for any reason any provision of this Agreement or any part hereof is invalid, unlawful or incapable of being enforced by reason of any rule of law, equity or public policy, all conditions and provisions of the Agreement which can be given effect without such invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect, and such invalid, unlawful or irrevocable provision shall be carried out as nearly as possible according to
its  original  terms  and  intent,   while   eliminating   such   invalidity  or
non-enforceability.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                             NEW YORK HEALTH CARE, INC.

                                        By:  ___________________________________
                                             Title:

                                             ----------------------------------
                                             Gilbert Barnett

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